UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007

MIDWEST URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-113270

(Commission File Number)

36-4536633

(IRS Employer Identification No.)

Suite 1680 – 200 Burrard Street, Vancouver, British Columbia V6C 3L6

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-293-3312

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 4, 2007, the Registrant announced that it will not be proceeding with the transactions contemplated in the Letters of Intent with Thunder Sword Resources Inc. and 101073531 Saskatchewan Co., whereby the Registrant was to acquire up to a 75% working interest in 40,398 hectares of mineral claims and up to a 49% working interest in 34,374 hectares of mineral claims located in the Athabasca Basin in Saskatchewan, Canada.

Item 8.01 Other Events.

The Registrant, after conducting due diligence associated with the transactions contemplated in the Letters of Intent with Thunder Sword Resources Inc. and 101073531 Saskatchewan Co. and due to the inability of the parties to finalize all applicable deal points, has decided not to proceed with the transaction.

Exhibit 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	News Release of December 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST URANIUM CORPORATION

By: /s/ Harvey Smith

Harvey Smith

President and Director

Date: December 4, 2007

CW1556122.1